EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Annual Report on Form 20-F of Mobile-Health Network Solutions of our report dated October 31, 2025, relating to the consolidated financial statements of Mobile-Health Network Solutions and its subsidiaries, appearing in such Annual Report on Form 20-F.

/s/ JWF Assurance PAC

JWF Assurance PAC

Singapore

April 9, 2026

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